Exhibit 99.3

DLH UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements combine the historical consolidated financial information of DLH Holdings Corp. and Subsidiaries (the “Company”) and the consolidated financial statements of Danya International, Inc. and its subsidiaries (collectively “Danya”), acquired on May 3, 2016. The unaudited pro forma condensed combined financial information gives effect to the acquisition of Danya as if the acquisition had been consummated at October 1, 2014 for the unaudited pro forma condensed combined statements of operations for the year ended September 30, 2015 and the six months ended March 31, 2016. The unaudited pro forma condensed combined balance sheet at March 31, 2016 gives effect to the acquisition of Danya as if the acquisition had been consummated on that date. The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting, whereby the assets acquired and liabilities assumed are recognized based upon their estimated fair values at the acquisition date.

The Company’s historical financial information was derived from its audited consolidated financial statements for the year ended September 30, 2015 (as filed in its Annual Report on Form 10-K with the Securities and Exchange Commission on December 16, 2015) and the Company’s unaudited consolidated financial statements for the six months ended March 31, 2016 (as filed in its Quarterly Report on Form 10-Q with the Securities and Exchange Commission on May 16, 2016). The Company’s historical financial statements used in preparing the unaudited pro forma financial data are summarized and should be read in conjunction with its historical financial statements and risk factors, all of which are included in the filings with the Securities and Exchange Commission noted above.

Danya’s full year financial information was derived from its audited financial statements for the year ended December 31, 2015. Danya’s financial information for the six months ended March 31, 2016 was derived from unaudited financial statements for the six months ended March 31, 2016.

The unaudited pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable, as described in the accompanying notes. The Company is providing the unaudited pro forma condensed combined information for illustrative purposes only. The companies may have performed differently had they been combined during the periods presented. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies actually been combined during the periods presented or the future results that the combined companies will experience.

The Company is in the process of completing assessments of the fair value of the assets and liabilities acquired. Changes to these estimated fair values may occur. In addition, the purchase price is estimated based upon the working capital acquired. In the pro forma condensed combined balance sheet, the Company has estimated a purchase price based upon estimated working capital at March 31, 2016.

The preliminary base purchase price of $38.75 million for Danya on May 3, 2016 included a target net working capital of $3.5 million. Our estimated pro forma balance sheet included herein is stated as if the transaction occurred on March 31, 2016. As such, the estimated net working capital at March 31, 2016 is $5.923 million, reflecting an excess of $2.423 million over the $3.5 million target. This also increased the estimated purchase price as of March 31, 2016, from $38.75 million to $41.173 million. Working capital balances on the actual date of the acquisition, May 3, 2016, will be different from those estimated at March 31, 2016. Future adjustments for working capital excess (deficit) compared to the $3.5 million target will change as we finalize valuations and financial results as of the actual date of the acquisition on May 3, 2016.

DLH HOLDINGS CORP. AND SUBSIDIARIES
 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
YEAR ENDED SEPTEMBER 30, 2015
(Amounts in thousands, except per share data)

	The Company	Danya International, Inc. and Subsidiaries [3a]	Danya Africa [3b]	Pro Forma Adjustments		Pro Forma Combined
Revenue	$65,346	$47,049	$—	$—		$112,395
Direct expenses	53,658	30,655	(432)	2,661	[3c]	86,542
Gross profit	11,688	16,394	432	(2,661)		25,853
General and administrative expenses	9,137	11,371	(364)	(3,446)	[3d]	16,698
Depreciation and amortization	55	—	—	301	[3d]	356
Income from operations	2,496	5,023	796	484		8,799
Interest and other income (expense), net	744	(69)	75	(949)	[3e]	(199)
Income/(loss) before income taxes	3,240	4,954	871	(465)		8,600
Provision (benefit) for income taxes	(5,488)	—	—	2,144	[3f]	(3,344)
Net income/(loss)	$8,728	$4,954	$871	$(2,609)		$11,944

Earnings per share - basic	$0.91					$1.09	[3g]
Earnings per share - diluted	$0.87					$1.05	[3g]

Weighted average shares outstanding
Basic	9,573			1,381	[3h]	10,954
Diluted	10,039			1,381	[3h]	11,420

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

DLH HOLDINGS CORP. AND SUBSIDIARIES
 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
SIX MONTHS ENDED MARCH 31, 2016
(Amounts in thousands, except per share data)

	The Company	Danya International, Inc. and Subsidiaries [3a]	Danya Africa [3b]	Pro Forma Adjustments		Pro Forma Combined
Revenue	$33,493	$28,261	$—	$—		$61,754
Direct expenses	27,352	18,692	(108)	1,635	[3c]	47,571
Gross profit	6,141	9,569	108	(1,635)		14,183
General and administrative expenses	5,028	6,110	(307)	(2,203)	[3d]	8,628
Depreciation and amortization	42	131	—	131	[3d]	304
Income from operations	1,071	3,328	415	437		5,251
Interest and other income (expense), net	(702)	1	2	254	[3e]	(445)
Income/(loss) before income taxes	369	3,329	417	691		4,806
Provision (benefit) for income taxes	148	—	—	1,775	[3f]	1,923
Net income/(loss)	$221	$3,329	$417	$(1,084)		$2,883

Earnings per share - basic	$0.02					$0.26	[3g]
Earnings per share - diluted	$0.02					$0.24	[3g]

Weighted average shares outstanding
Basic	9,642			1,381	[3h]	11,023
Diluted	10,540			1,381	[3h]	11,921

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

DLH HOLDINGS CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2016
(Amounts in thousands except par value of shares)

	The Company	Danya International, Inc. and Subsidiaries	Danya Africa [4a]	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$6,934	$595	$(98)	$(7,455)	(4b)	$(24)
Accounts receivable, net	3,354	9,680	—	—		13,034
Deferred taxes, net	982	—	—	—		982
Other current assets	484	327	—	—		811
Total current assets	11,754	10,602	(98)	(7,455)		14,803
Equipment and Improvements	329	426	—	—		755
Deferred taxes, net	9,286	—	—	—		9,286
Goodwill and other intangibles	8,595	—	—	34,731	(4c)	43,326
Other long-term assets	66	243	(150)	1,282	(4d)	1,441
Total assets	$30,030	$11,271	$(248)	$28,558		$69,611

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued payroll	$2,617	$1,086	$—	$—		$3,703
Accounts payable, accrued expenses, and other current liabilities	3,813	3,495	—	188	(4e)	7,496
Total current liabilities	6,430	4,581	—	188		11,199
Long-term debt, less current portion	—	—	—	30,000	(4f)	$30,000
Other long term liabilities	168	—	—	—		168
Total liabilities	6,598	4,581	—	30,188		41,367
Commitments and contingencies
Shareholders' equity:
Preferred stock, $.10 par value; authorized 5,000 shares, none issued and outstanding	—	—	—	—		—
Common stock, $.001 par value; authorized 40,000 shares; issued and outstanding 9,717 at March 31, 2016 and 9,551 at September 30, 2015	10	7	—	(5)	(4g)	12
Additional paid-in capital	76,717	480	—	4,518	(4h)	81,715
Accumulated deficit	(53,295)	6,203	(248)	(6,143)	(4i)	(53,483)
Total shareholders’ equity	23,432	6,690	(248)	(1,630)		28,244
Total liabilities and shareholders' equity	$30,030	$11,271	$(248)	$28,558		$69,611

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Notes to accompanying Financial Statements:

1.             Description of the transaction and basis of presentation

On May 3, 2016, we acquired 100% of the equity interests of Danya International, LLC for a purchase price of $38.75 million, subject to certain adjustments including a final assessment of Danya’s closing date working capital. The preliminary base purchase price of $38.75 million included a target net working capital of $3.5 million. Future adjustments for working capital excess (deficit) compared to the $3.5 million target will change as we finalize valuations and financial results as of the actual date of the acquisition on May 3, 2016.

The acquisition was financed through a combination of borrowings of $30.0 million under our new senior credit facility with Fifth Third Bank, cash on hand of approximately $5.0 million, shares of common stock issued to the seller with a value of $2.5 million, and $2.5 million pursuant to a subordinated loan arrangement with Wynnefield Capital.

The unaudited pro forma condensed combined financial statements have been prepared based upon the Company’s historical financial information and the historical financial information of Danya, giving effect to the acquisition and related adjustments described in these notes. Certain note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the acquisitions actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results.

Danya’s operating results included in the unaudited pro forma condensed combined statement of operations for the six months ended March 31, 2016 are not intended to represent or be indicative of operating results for a full year. Certain contracts within Danya’s operations have had significant seasonality in their historical performance and such seasonality will likely continue in the future.

2.     Purchase accounting

The acquisition of Danya is being accounted for as a business combination using the acquisition method of accounting, whereby the assets acquired and liabilities assumed are recognized based upon their estimated fair values at the acquisition date.

The fair values of the assets and liabilities in the unaudited pro forma condensed combined financial statements are based upon a preliminary assessment of fair value and may change when the final valuation of intangible assets, working capital and tax-related matters are finalized.

The preliminary base purchase price for Danya was $38.75 million, with adjustments as necessary based on an estimated working capital excess. The preliminary base purchase price of $38.75 million included a target net working capital of $3.5 million. Future adjustments for working capital excess (deficit) compared to the $3.5 million target will change as we finalize valuations and financial results as of the actual date of the acquisition on May 3, 2016.

The preliminary base purchase price of $38.75 million on the date of acquisition consisted of $36.25 million in cash, and $2.5 million of DLH common stock with shares issued to the Seller at closing.

Based on March 31, 2016 data, we estimated total acquisition consideration and the preliminary allocation of fair value to the related assets and liabilities as follows:

(Amounts in thousands)
Preliminary base purchase price for Danya		$38,750
Estimated working capital excess as if transaction closed on 3/31/16	[4j]	$2,423
Estimated purchase price, net of cash acquired	[4j]	$41,173

Estimated net assets acquired as if transaction closed on 3/31/16:
Cash and cash equivalents		$497
Accounts receivable		9,680
Other current assets		327
Total current assets		10,504
Accounts payable and accrued expenses		(3,495)
Payroll liabilities		(1,086)
Estimated net working capital surplus		5,923
Property and equipment, net		426
Other long term assets		93
Net identifiable assets acquired		6,442
Goodwill and other intangibles	[4c]	34,731
Net assets acquired		$41,173

3.	Pro forma Condensed Combined Statements of Operations adjustments and assumptions

3a.
Danya International, Inc. was originally organized as an S corporation. Prior to the closing of the acquisition by the Company, Danya International, Inc. was converted from an S corporation to a limited liability company and was renamed Danya International, LLC. The results of Danya for the year are based upon their audited December 31, 2015 financial statements. The results of Danya for the six-month period ended March 31, 2016 are based upon financial statements prepared by Danya.

3b.
DLH did not acquire the African subsidiaries of Danya International, Inc. Our pro forma financial statements have been adjusted to remove those Danya Africa subsidiaries that were not acquired in the purchase of Danya International, Inc.

3c.	The adjustment conforms Danya’s income statement presentation with that of DLH, classifying certain operating expenses as direct fringe costs.

3d.	Adjustments to general and administrative, and depreciation and amortization expenses are as follows:

Amounts in Thousands	Unaudited
	Pro Forma Financial Statements
	Year Ended	Six Months Ended
Adjustments to G&A and Depreciation expense:	9/30/2015	3/31/2016
Reclassify certain Danya fringe costs from G&A to direct costs	$(2,661)	$(1,635)
Reclassify Danya depreciation and amortization from G&A to depreciation	(301)	(131)
Eliminate Danya stock-based compensation expense related to Danya common stock units, which were terminated upon acquisition	(2)	(1)
Eliminate Danya severance payments, as this presentation assumes they would have been incurred prior to the acquisition	(107)	(56)
Eliminate Danya incurred acquisition expenses, as this presentation assumes such costs were incurred prior to the acquisition.	(375)	(380)
Total adjustments to general and administrative expenses	$(3,446)	$(2,203)
Depreciation and amortization expense reclassified from G&A	$301	$131

3e.	Adjustments to other income and expenses are as follows:

Amounts in Thousands	Unaudited
	Pro Forma Financial Statements
	Year Ended	Six Months Ended
Adjustments to other income and expense	9/30/2015	3/31/2016
Eliminate acquisition expenses for the Company, as this presentation assumes such costs were incurred prior to the acquisition	$—	$702
Eliminate interest expense as originally recorded by Danya	—	4
Eliminate interest expense as originally recorded by DLH	36	—
Add estimated interest expense under new $25 Million Term Loan as if it began on October 1, 2014, using amortization schedule at date of closing	(813)	(368)
Add estimated interest expense under $5M draw on revolving line of credit applied towards acquisition closing purchase price, as if closing occurred on 9/30/2014.	(172)	(86)
Eliminate Danya loss on disposal of property and equipment, as this presentation assumes such costs were incurred prior to the acquisition	—	2
Total adjustments to other income and expense	$(949)	$254

3f.	Adjustments to provision (benefit) for income taxes:

Amounts in Thousands	Unaudited
	Pro Forma Financial Statements
	Year Ended	Six Months Ended
Adjustments to provision (benefit) for income taxes	9/30/2015	3/31/2016
Transition of Danya from an S corporation, whose tax obligations are passed to its owners, to a member of the DLH consolidated tax group. This adjustment also reflects the tax effects of the pro forma adjustments outlined above. Following the Acquisition, Danya will accrue taxes based upon corporate tax rates at U.S. Federal, state and local level.	$2,144	$1,775
Total adjustments to other provision (benefit) for income taxes	$2,144	$1,775

3g.	The earnings per share calculations have been adjusted to reflect the pro forma transactions outlined above.

3h.	Represents the increase in number of shares of DLH common stock issued and outstanding resulting from the acquisition of Danya:

Adjustments to the number of shares of DLH common stock issued and outstanding	Shares in thousands
Shares of DLH common stock issued to Seller on the date of acquisition	670
Shares of DLH common stock issued related to the rights offering	711
Total increase in shares of DLH common stock issued and outstanding	1,381

4.             Pro forma Condensed Combined Balance Sheet adjustments and assumptions

4a.
DLH did not acquire the African subsidiaries of Danya International, Inc. Our pro forma financial statements have been adjusted to remove those Danya Africa subsidiaries that were not acquired in the purchase of Danya International, Inc.

4b.	Adjustments to cash and cash equivalents:

Amounts in Thousands	Unaudited
Pro Forma
Balance Sheet
Adjustments to cash and cash equivalents	3/31/2016
Proceeds from $30.0 million of senior debt and $2.5 million of subordinated debt required to complete the acquisition.	$32,500
Financing fees associated with securing 30.0 million senior debt	(1,282)
Based upon working capital at March 31, 2016, the estimated acquisition price for Danya used in this pro forma balance sheet would have been $41.1 million.	(41,173)
Issuance of $2.5 million of equity to Seller as partial consideration for the acquisition.	2,500
Total adjustments to cash and cash equivalents	$(7,455)

4c.
This adjustment reflects recording goodwill and other intangibles of $34.7 million resulting from the Acquisition, representing the difference between the preliminary estimate of the fair value of the identifiable assets acquired and liabilities assumed and the total estimated purchase price:

Amounts in Thousands		Unaudited
		Pro Forma
		Balance Sheet
Calculation of goodwill and other intangibles at 3/31/16 resulting from the acquisition		3/31/2016
Estimated purchase price, net of cash acquired	[4i]	$41,173
Less net identifiable assets acquired		(6,442)
Total estimated goodwill and other intangibles at 3/31/16		$34,731

4d.	This adjustment for $1.282 million reflects deferred financing expenses incurred to obtain the senior credit facility of $30.0 million.

4e.	This adjustment for $188 thousand reflects transaction costs incurred by the Company. These costs were incurred but not paid prior to the Acquisition Date.

4f.
This adjustment reflects extinguishing the $2.5 million subordinated debt with proceeds of rights offering to be filed in early July 2016. Proceeds from Term Loan and subordinated debt were $32.5 million. The Remaining debt after extinguishing the subordinated debt is $30.0 million senior debt.

4g.	This adjustment reflects changes to common stock recorded at par value on our balance sheet:

Amounts in Thousands	Unaudited
Pro Forma
Balance Sheet
Adjustment to common stock recorded at par value:	3/31/2016
Eliminate Danya balance sheet expense for shares issued and outstanding which were terminated upon the acquisition	$(7)
Expense at par value for additional 1,381 thousands shares issued and outstanding	2
Total adjustment to common stock recorded at par value	$(5)

4h.	This adjustment reflects changes to additional paid in capital resulting from the acquisition of Danya:

Amounts in Thousands	Unaudited
Pro Forma
Balance Sheet
Adjustments to additional paid in capital	3/31/2016
Eliminate Danya International Inc. historical paid in capital balance; equity was extinguished on the date of acquisition	$(480)
Paid in capital for 670 thousand shares common stock at $3.73 per share issued to Danya seller on the date of acquisition ($2,500 thousand less $1 thousand = $2,499 thousand)	2,499
Paid in capital for 711 thousand shares common stock at $3.73 per share issued in the rights offering ($2,650 thousand less $1 thousand = $2,649 thousand)	2,649
Less transaction expenses associated with the rights offering	(150)
Total adjustments to additional paid in capital	$4,518

4i.	This adjustment reflects changes to Accumulated Deficit resulting from the acquisition of Danya:

Amounts in Thousands	Unaudited
Pro Forma
Balance Sheet
Adjustments to accumulated deficit resulting from acquisition	3/31/2016
Eliminate Danya International Inc. historical retained earnings; equity was extinguished on the date of acquisition	$(6,203)
Eliminate Danya Africa subsidiaries historical retained earnings; equity was extinguished on the date of acquisition	248
Transaction costs incurred by the Company, which were incurred but not paid prior to the date of acquisition	(188)
Total adjustments to accumulated deficit	$(6,143)

4j.
The preliminary base purchase price of $38.75 million for Danya on May 3, 2016 included a target net working capital of $3.5 million. Our estimated pro forma balance sheet included herein is stated as if the transaction occurred on March 31, 2016. As such, the estimated net working capital at March 31, 2016 is $5.923 million, reflecting an excess of $2.423 million over the $3.5 million target. This also increased the estimated purchase price as of March 31, 2016, from $38.75 million to $41.173 million. Working capital balances on the actual date of the acquisition, May 3, 2016, will be different from those estimated at March 31, 2016. Future adjustments for working capital excess (deficit) compared to the $3.5 million target will change as we finalize valuations and financial results as of the actual date of the acquisition on May 3, 2016.